               NEWS
FOR IMMEDIATE RELEASE
Exhibit 99.2
Clinical Data Appoints New CFO
NEWTON, Mass. — August 7, 2006 — Clinical Data, Inc. (NASDAQ: CLDA) today named C. Evan Ballantyne as Senior Vice President and Chief Financial Officer. Ballantyne replaces Israel M. Stein, M.D., who had most recently served as the Company’s interim chief financial officer.
Ballantyne was most recently Senior Vice President and Chief Financial Officer of ZymeQuest, Inc., a medical technology company based in Beverly, Massachusetts, and previously was the Chief Financial Officer of Knowledge Impact, of Wayland, Massachusetts.
Commenting on the appointment, Drew Fromkin, Clinical Data’s President and CEO, said, “I am looking forward to working closely with Evan to execute on our exciting opportunities. He has a long history of excellence as a CFO, bringing significant experience within the health care and biotechnology industries, and relevant operating experience in public and private company environments.”
Earlier, Ballantyne was a vice president and chief operating officer for ACNielsen Corporation and held the chief financial officer position as well for 2 years. There, he was responsible for all aspects of operations, strategic planning and finance in more than 45 countries for a corporation with 9,700 employees and annual revenue exceeding $650 million. At ACNielsen, he drove productivity gains and cost savings activities totaling $27.5 million while holding expenses flat with the prior year and helped develop new revenue opportunities while implementing a cross-border sales tracking system. He also helped lead the company’s successful ISO certification in three countries.
Ballantyne also held an audit position for Dun & Bradstreet, earned a B.A. from the University of Western Ontario, and took a post-graduate degree in Business Administration with Honors from the University of Windsor.
About Clinical Data, Inc.
Clinical Data, Inc. is a worldwide leader in providing comprehensive molecular and pharmacogenomics services as well as genetic tests to improve patient care. The Company, founded in 1972, is organized under three worldwide divisions segmented by service offerings and varying client constituents: PGxHealthTM; CogenicsTM; and Vital DiagnosticsTM. Clinical Data’s Therapeutic DiagnosticsTM division, PGxHealth, builds upon existing assets and know-how acquired from Genaissance Pharmaceuticals in the areas of genomics-based, genetic tests and therapeutic efficacy and safety biomarker development for drug utilization. PGxHealth plans to develop and introduce novel Therapeutic Diagnostics in some instances in combination with new and existing therapeutics. Clinical Data’s Pharmacogenomics and Molecular ServicesTM division, Cogenics, consolidates the operations of Genaissance Pharmaceuticals, Inc., Lark Technologies, Inc. and Icoria, Inc., each acquired during 2005, and Genome Express SA, acquired in 2006. Cogenics provides a comprehensive range of molecular and pharmacogenomics services to pharmaceutical, biotech, academia, agricultural, and government clients. These services are offered in both research and regulated environments and have applications across the lifecycle of pharmaceutical product development including pharmacovigilance requirements post-launch. Clinical Data’s Vital Diagnostics division consolidates the operations of Clinical Data Sales & Service, Inc., Vital Scientific NV, Vital Diagnostics Pty. Ltd., and Electa Lab s.r.l. This division serves the clinical laboratory in the traditional in-vitro diagnostics market worldwide with a focus on the physician’s office, hospital and small-to-medium sized laboratory segments. With customers in approximately 100 countries, Vital Diagnostics has achieved a leading market share for instruments and reagents sold into moderately complex physicians’ office laboratories within the United States. Clinical Data currently employs a staff of over 430. The Company is headquartered in Newton, Massachusetts with operations in Texas, Connecticut, RTP — North Carolina, Rhode Island, and California as well as internationally in the UK, France, the Netherlands, Italy and Australia. Furthermore, Clinical Data has numerous distribution, licensing, development and other collaborations with key partners.
SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
This press release contains certain forward-looking information and statements that are intended to be covered by the safe harbor for forward looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Words such as “expect(s)”, “feel(s)”, “believe(s)”, “will”, “may”, “anticipate(s)” and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements about our ability to successfully integrate the operations, business, technology and intellectual property obtained in our recent acquisitions; our ability to obtain regulatory approval for, and successfully introduce our new products; our ability to expand our long-term business opportunities; our ability to maintain normal terms with our customers and partners; financial projections and estimates and their underlying assumptions; and statements regarding future performance. Such statements are subject to certain risks and uncertainties, the effects of which are difficult to predict and generally beyond the control of the Company, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include, but are not limited to, whether Clinical Data will be able to develop or acquire additional products and attract new business and strategic partners; competition from pharmaceutical, biotechnology and diagnostics companies; the strength of our intellectual property rights; the effect on the Company’s operations and results of significant acquisitions or divestitures made by major competitors; the Company’s ability to achieve expected synergies and operating efficiencies in all of its acquisitions, and to successfully integrate its operations; and those risks discussed and identified by Clinical Data in its public filings with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. Clinical Data does not undertake any obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Readers are also urged to carefully review and consider the various disclosures in Clinical Data’s SEC reports, including but not limited to its Annual Report on Form 10-K for the fiscal year ended March 31, 2006, and fiscal 2005 and 2006 quarterly reports on Forms 10-QSB and 10-Q.
Internet Website: www.clda.com
For More Information
Investors:
John Quirk
1-646-536-7029
jquirk@theruthgroup.com
Media:
Janine McCargo
1-646-536-7033
jmccargo@theruthgroup.com
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